UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 2, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officer
Effective June 2, 2014, John Kurtzweil, will no longer serve as the Company`s Chief Financial Officer, but will continue to serve the Company as a special assistant to the CEO until the end of September 2014.

Appointment of Certain Officer
Effective June 2, 2014, Ken Arola is scheduled to join Extreme Networks, Inc. (“Extreme Networks” or the “Company”) as Senior Vice President and Chief Financial Officer. Mr. Arola, age 58, has over 25 years of finance experience, including 8 years as CFO at Align Technology. Prior to that, he spent 14 years at Adaptec as Vice President Finance, Corporate Controller. Mr. Arola holds an M.B.A. from Santa Clara University and a B.A. from the University of the Pacific.
In accordance with an offer letter agreement entered into with the Company (the “Offer Letter”), Mr. Arola will receive an annual salary of $370,000, less applicable taxes and withholdings, and will be eligible to participate in the Company’s standard employee benefits plans. Upon the approval of the Company's Board of Directors, Mr. Arola will be granted a one-time option to acquire 268,000 shares (the “Options”) of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date determined by the Board of Directors. One-fourth of the shares subject to the Option Grant will vest on the first anniversary of Mr. Arola’s employment, subject to Mr. Arola's continued service with the Company at that time. The remaining shares will vest monthly over the following three years at a rate of 1/48th of the entire option each month, so long as his service to the Company continues. Mr. Arola will also receive a one-time grant of 117,000 shares of restricted stock that will vest in three annual installments from his employment commencement date, subject to his continued service to the Company. In addition, Mr. Arola will be eligible to participate in the Company’s Executive Incentive Plan (“EIP”) with an annual target of seventy percent (70%) of his annual base salary.
In addition, the Company has agreed to enter into an executive change in control severance agreement with Mr. Arola in the form standard for the Company’s executive officers, under which, in the event of his termination in connection with a change in control of the Company, Mr. Arola will be entitled to 12 months of his salary as then in effect, and 12 months of medical benefits payments. Finally, in the event of Mr. Arola’s termination not for cause and not in connection with a change in control of the Company, the Company has agreed to provide Mr. Arola a severance of 12 months of his salary as then in effect and 12 months of medical benefits payments as further defined in the Offer Letter.
There are no family relationships between Mr. Arola and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The description of the terms of the Offer Letter is qualified in its entirety by the full text of the Offer Letter filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter executed May 2, 2014, between Extreme Networks, Inc. and Ken Arola.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 8, 2014

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary